Exhibit 99.03

Subject: Letter of Resignation, Board of Directors and CEO / Presidents
role, Worthington Energy, Inc. Wednesday 30 January 2013.
From: "A.J. Mason" <mason4762@gmail.com>
Date: Wed, January 30, 2013 6:06 pm
To: Charles <chasv@paxenergyinc.com>, Cliff Henry
<chenry@cwhassociates.com>, Paul Jordan <paul@np3llc.com>, Warren
Rothouse wrothouse@suretyfingroup.com

Dear Charles,

I feel that is in the interests of all parties that I resign from my Directorship and current role as CEO / President of Worthington Energy forthwith.

The reasons for my decision are many and varied. Suffice to say, I wish to return to a more active role in the upstream oil & gas industry.

I wish the Company the best of luck in the future.

Regards,

A.J. Mason.